Exhibit 3.1


                               CAPITAL TRUST, INC.
                               -------------------

                      ARTICLES OF AMENDMENT AND RESTATEMENT


               FIRST: Capital Trust Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

               SECOND:The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                   ARTICLE I

                                  INCORPORATOR

               The undersigned, Tonya Mitchem Grindon whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

                     The name of the corporation (the "Corporation") is:

                               Capital Trust, Inc.

                                   ARTICLE III

                                     PURPOSE

               The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.



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                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

               The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                   ARTICLE V

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

               Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be twelve (12), which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualified are:

                                   Samuel Zell
                                Jeffrey A. Altman
                               Sheli Z. Rosenberg
                               Gary R. Garrabrant
                                Martin L. Edelman
                                  John R. Klopp
                                Lynne B. Sagalyn



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                                Craig M. Hatkoff
                               Thomas E. Dobrowski
                                   Steven Roth
                                 Susan W. Lewis
                                Michael D. Watson

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

               Section 5.2 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

               Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

               Section 5.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation



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shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

               Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

               Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its capital stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its capital stock or the



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payment of other distributions on its capital stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

                                   ARTICLE VI

                                      STOCK

               Section 6.1 Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 300,000,000 shares, consisting of three classes of stock as follows:

               (a) 100,000,000 shares of class A common stock, par value $.01 per share (the "Class A Stock");

               (b) 100,000,000 shares of class B common stock, par value $.01 per share (the "Class B Stock," and together with the Class A Stock, the "Common Stock"); and

               (c) 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

               The aggregate par value of all authorized shares of stock having par value is $3,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class



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shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock of any class or series that the Corporation has the authority to issue.

               Section 6.2 Common Stock. Except as may otherwise be provided in this Article VI, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges with respect thereto. Subject to the provisions of Section 6.3, the Common Stock shall have the following preferences, rights, powers, restrictions, limitations and qualifications, and such others as may be afforded by law:

               (a) Voting Rights. Except as may otherwise be provided by law, each holder of Class A Stock shall have one vote in respect to each share of Class A Stock held of record on all matters to be voted upon by stockholders and the shares of Class B Stock shall not have voting rights and shall not be counted in determining the presence of a quorum at any meeting of stockholders.

               (b) Dividend Rights. The holders of Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, such dividends as may be authorized from time to time by the Board of Directors out of assets legally available therefor.



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               (c) Liquidation Rights. In the event of the voluntary or
involuntary liquidation, dissolution or winding-up of the Corporation, after payment in full or reasonable provision for payment in full of all claims and obligations of the Corporation shall have been made, all of the assets of the Corporation, if any, remaining, of whatever kind available for distribution to stockholders, shall be distributed to the holders of Common Stock, ratably, in proportion to the number of shares of Common Stock held by them.

               (d) Conversion. The Common Stock shall have the following conversion rights:

               (i) Each share of Class A Stock shall be convertible at the option of the holder thereof at any time and from time to time into one validly issued, fully paid and nonassessable share of Class B Stock. Subject to delivery of the certification described in Section 6.2(d)(ii) below, each share of Class B Stock shall be convertible at the option of the holder thereof at any time and from time to time into one validly issued, fully paid and nonassessable share of Class A Stock.

               (ii) In order to exercise the conversion right, the holder of any shares of Common Stock to be converted in whole or in part shall surrender the certificate or certificates representing such shares of Common Stock to the Corporation and shall give written notice to the Corporation ("Conversion Notice") that the stockholder elects to convert such shares of Common Stock or the portion thereof specified in said notice into shares of Class A Stock or shares of Class B Stock, as specified by the stockholder in the Conversion Notice. The Conversion



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         Notice shall also (x) state the name or names (with address) in which the certificates for the shares of Common Stock shall be issued and (y) if the shares of Class B Stock are to be converted into shares of Class A Stock, contain a certification by the stockholder that the stockholder either (a) will not, together with such stockholder's Aggregated Transferors (as defined below), upon the issuance of such shares of Class A Stock, own more than 4.9% of any class of Voting Stock (as defined below) of the Corporation or (b) is not limited by the Bank Holding Company Act of 1956, as amended, to holding no more than 4.9 % of any class or series of Voting Stock. Each certificate representing shares of Common Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such shares of Common Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the stockholder or its duly authorized attorney. As promptly as practicable after receipt of a Conversion Notice and surrender of the certificate or certificates representing the shares of Common Stock relating thereto, the Corporation shall issue and deliver to such stockholder (or upon the written order of such stockholder) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Common Stock or portion thereof in accordance with the provisions of this Section 6.2(d)(ii). In the event that less than all the shares of Common Stock represented by a certificate



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         are to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the holder of the shares of Common Stock so surrendered, without charge to such stockholder, a new certificate or certificates representing a number of shares of Common Stock equal to the unconverted portion of the surrendered certificate. Each conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares of Common Stock shall have been surrendered to the Corporation or its transfer agent and a Conversion Notice with respect to such shares of Common Stock shall have been received by the Corporation, as described above. Any Person (as defined below) in whose name any certificate or certificates for shares of Common Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby on the Conversion Date; provided, however, if the certificate or certificates representing shares of Common Stock are surrendered on any date when the stock transfer books of the Corporation shall be closed, the stockholder shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes until the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificate or certificates shall have been surrendered. No payment or adjustment will be made for



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         dividends or other distributions with respect to any shares of Common
         Stock issuable upon conversion of shares of Common Stock as provided herein.

               (iii) The issuance of stock certificates upon conversion of shares of Common Stock shall be made without charge to the converting stockholder for any tax in respect of the issuance thereof.

               (iv) The Corporation covenants that all shares of Common Stock which may be issued upon conversion of shares of Common Stock will upon issuance be validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

               (v) For purposes of this Section 6.2(d), (x) the term "Aggregated Transferor" of a Person shall mean any other Person other than the Corporation who previously held Voting Stock of the Corporation now held by such Person, (y) the term "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision thereof, any unincorporated organization or any other entity, and (z) the term "Voting Stock" shall mean, collectively, the shares of Class A Stock and the shares of Preferred Stock created pursuant to Section 6.3 and designated at such time as entitled to vote generally in the election of directors.



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The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

               Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

               Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section 6.3 and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

               Section 6.5 Charter and Bylaws. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.



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                                  ARTICLE VII

                                   AMENDMENTS

               The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

               To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

               THIRD: The amendment to and restatement of the charter as hereinabove set forth has been duly approved by a majority of the entire Board of Directors of the Corporation without any action by the stockholders. The amendments set forth herein are limited to changes expressly authorized by
Section 2-105(a)(12) and Section 2-108(b) of the Maryland General Corporation
Law.

               FOURTH:The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.



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               FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

               SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

               SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 287,732,342 shares, of which 100,000,000 shares were shares of Class A Common Stock, 100,000,000 were shares of Class B Common Stock and 87,732,342 were shares of Preferred Stock. The aggregate par value of all shares of stock having par value was $2,877,323.42.

               The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement is 300,000,000 shares, of which 100,000,000 shares are shares of Class A Common Stock, 100,000,000 are shares of Class B Common Stock and 100,000,000 shares are shares of Preferred Stock. The aggregate par value of all authorized shares of stock having par value is $3,000,000.

               EIGHTH:The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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               IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment and Restatement to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary, on this 12th day of December, 2001.



ATTEST:                                            CAPITAL TRUST, INC.

/s/ Brian H. Oswald                                By:/s/ John R. Klopp (SEAL)
-------------------------                             --------------------------
Brian H. Oswald                                       John R. Klopp
Secretary                                             Chief Executive Officer



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